EXHIBIT 2.2

Dynegy Resource I, LLC
601 Travis Street, Suite 1400
Houston, Texas 77002
phone 713.507.6400

October 24, 2014

Via facsimile 980.373.9962

Duke Energy SAM, LLC
c/o Duke Energy Corporation
550 South Tryon Street, DEC-45A
Charlotte, NC 28202

Duke Energy Commercial Enterprises, Inc.
c/o Duke Energy Corporation
550 South Tryon Street, DEC-45A
Charlotte, NC 28202

Attn: Greer Mendelow, Deputy General Counsel

RE:	Amendment to Purchase and Sale Agreement
Dear Greer:
Following up on our discussions, this letter agreement is entered into to amend the Purchase and Sale Agreement dated August 21, 2014 (the “Agreement”) among Duke Energy SAM, LLC and Duke Energy Commercial Enterprises, Inc. (collectively, “Sellers”) and Dynegy Resource I, LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
The parties hereto agree that the Agreement is hereby amended as follows:

1.
Section 6.7 (c)(i) is hereby amended to extend the deadline for Buyer to make or cause to be made written offers of employment to each of the Available Non-Unionized Employees that Buyer desires to employ from within sixty (60) days after the execution of the Agreement to sixty-seven (67) days after the execution of the Agreement.

2.	Schedule 1.1-AN is hereby amended by adding the employees listed in item (i) of Exhibit A attached hereto and removing the employees listed in item (ii) of Exhibit A attached hereto.

3.	Schedule 1.1-SE is hereby amended by adding the employees listed in item (iii) of Exhibit A attached hereto and removing the employees listed in item (iv) of Exhibit A attached hereto.

4.	Schedule 1.1-UE is hereby amended by adding the employees listed in item (v) of Exhibit A attached hereto and removing the employees listed in item (vi) of Exhibit A attached hereto.

5.
Section 6.7 (c)(ii) is hereby amended to extend the deadline for Buyer to notify Sellers as to each Available Non-Unionized Employee who has accepted employment with Buyer from seventy-five (75) days after execution of the Agreement to eighty-two (82) days after execution of the Agreement.

Except as expressly amended hereby, all of the provisions of the Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.
Please indicate Sellers’ agreement to the foregoing by having each Seller sign the acknowledgment in the applicable signature block below.
Sincerely,
/s/ David Sladic

David Sladic

ACKNOWLEDGED AND AGREED

DUKE ENERGY SAM, LLC

By: /s/ Brian D. Savoy_____________
Name: Brian D. Savoy______________
Title: Chief Financial Officer_________

DYNEGY RESOURCE I, LLC

By: _/s/ Robert C. Flexon________
Name: _ Robert C. Flexon________                Title: _President & CEO__________

DUKE ENERGY COMMERCIAL ENTERPRISES, INC.

By: _/s/ Brian D. Savoy _________
Name: Brian D. Savoy ________
Title: _Chief Financial Officer____

cc: Michael Shenberg, Esq.
John Klauberg, Esq.
Fredrick Lark, Esq.

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